Exhibit 1.1

[●] Class A Common Stock

VINE ENERGY INC.

CLASS A COMMON STOCK

FORM OF UNDERWRITING AGREEMENT

[●], 2021

[●], 2021

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

As Representatives of the several

Underwriters named in Schedule I attached hereto

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Vine Energy Inc. (the “Company”), a Delaware corporation, proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) [●] shares (the “Firm Shares”) of its Class A common stock, par value $0.01 per share (“Class A Common Stock”). The Company also proposes to issue and sell to the several Underwriters not more than an additional [●] shares of its Class A Common Stock (the “Additional Shares”) if and to the extent that Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, as representatives of the Underwriters (the “Representatives”), shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company has filed with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to

Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Class A Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Underwriting Agreement (this “Agreement”), “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

It is understood and agreed to by all parties that the Company was incorporated to become a holding company for equity interests in Vine Energy Holdings LLC, a Delaware limited liability company (“Vine Holdings”). (x) The steps outlined in paragraphs (1)(a) through (1)(d) below and the transactions contemplated thereby (the “Reorganization”), (y) the steps outlined in paragraphs (2) through (5) below and the transactions contemplated thereby and (z) the offering of the Shares pursuant to this Agreement are collectively referred to as the “Transactions.” It is understood and agreed to by all parties that, on or prior to the Closing Date (as defined in Section 5), the following Transactions have occurred or will occur:

(1)    The Company will enter into a Master Reorganization Agreement (the “Reorganization Agreement”) pursuant to which:

(a)

Investment funds affiliated with or managed by The Blackstone Group L.P. and certain individual officers and employees of the Company (collectively, the “Existing Owners”), who together with Blackstone, hold equity in Vine Oil & Gas LP, a Delaware limited partnership (“Vine LP”), Brix Oil & Gas Holdings LP, a Delaware limited partnership (“Brix”), and Harvest Royalties Holding LP, a Delaware limited partnership (“Harvest”), will contribute all of their equity interests in Vine LP, Vine Oil & Gas GP LLC, a Delaware limited liability company and the general partner of Vine LP (“Vine GP”), Brix, Brix Oil & Gas GP LLC, a Delaware limited liability company and the general partner of Brix (“Brix GP”), Harvest, and Harvest Royalties Holding GP LLC, a Delaware limited liability company and the general partner of Harvest (“Harvest GP”), to Vine Holdings in exchange for newly issued limited liability company interests in Vine Holdings (the “LLC Interests”).

(b)

Certain of the Existing Owners will contribute a portion of their LLC Interests to the Company in exchange for newly issued Class A Common Stock and will contribute such Class A Common Stock received to Vine

Investment LLC, a Delaware limited liability company (“Vine Investment”), Vine Investment II LLC, a Delaware limited liability company (“Vine Investment II”), Brix Investment LLC, a Delaware limited liability company (“Brix Investment”), Brix Investment II LLC, a Delaware limited liability company (“Brix Investment II”), Harvest Investment LLC, a Delaware limited liability company (“Harvest Investment” and, together with Vine Investment and Brix Investment, the “Vine Energy Investment Vehicles”), or Harvest Investment II, a Delaware limited liability company (“Harvest Investment II” and, together with Vine Investment II and Brix Investment II, “Vine Energy Investment II Vehicles”), as applicable, in exchange for newly issued equity interests in Vine Energy Investment II Vehicles.

(c)

Certain of the Existing Owners will (i) exchange the remaining portion of their LLC Interests for newly issued units representing limited liability company interests in Vine Holdings (“Vine Units”), (ii) subscribe for newly issued shares of Class B common stock in the Company (“Class B Common Stock”) and (iii) immediately after the transactions in clauses (i) and (ii), contribute all of such Vine Units and Class B Common Stock to Vine Investment, Brix Investment or Harvest Investment, as applicable, in exchange for newly issued equity interests in Vine Energy Investment Vehicles.

(d)	The Company will contribute the net proceeds from the sale of the Shares to be sold hereunder to Vine Holdings in exchange for newly issued Vine Units and a managing member interest in Vine Holdings.

(2)    The Company will enter into a Registration Rights Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”).

(3)    The Company will enter into a Tax Receivable Agreement with the entities that comprise Vine Energy Investment Vehicles and Vine Energy Investment II Vehicles, substantially in the form attached as an exhibit to the Registration Statement (the “Tax Receivable Agreement”).

(4)    The Company will enter into an Exchange Agreement with Vine Holdings and the entities that comprise Vine Energy Investment Vehicles (the “Exchange Agreement”).

(5)    The Company will enter into a new reserve-based lending facility with [Citibank, N.A.] (the “New RBL” and, together with this Agreement, the Reorganization Agreement, the Registration Rights Agreement, the Tax Receivable Agreement and the Exchange Agreement, the “Transaction Agreements”).

1.    Representations and Warranties of the Company and Vine Holdings. The Company and Vine Holdings (together, the “Company Parties”), jointly and severally, represent and warrant to and agree with each of the Underwriters that:

(a)    The Company has prepared and filed with the Commission a registration statement (file number 333-[●]) on Form S-1, including a related preliminary prospectus, for registration under the Securities Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the time of execution of this Agreement (the “Execution Time”), has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to the Underwriters. The Company will timely file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Securities Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised the Representatives, prior to the Execution Time, will be included or made therein.

(b)    (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus, as of its date, does not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c)    At the time of the initial filing of the Registration Statement and as of the date hereof, the Company was not and is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such any such free writing prospectus pursuant to the Securities Act and rules and regulations of the Commission thereunder. If at any time following issuance of a free writing prospectus there occurred or occurs an event or development as a result of which such free writing prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such free writing prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such free writing prospectus to eliminate or correct such conflict, untrue statement or omission. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d)    Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(e)    The historical financial statements and the related notes and supporting schedules thereto included in the Time of Sale Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the (i) financial position of the Company’s accounting predecessor as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified, (ii) financial position of Brix, Harvest and their consolidated subsidiaries as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified and (iii) financial position of the Company; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed therein. The other financial information included in the Time of Sale Prospectus has been derived from the accounting records of the Company’s accounting predecessor or the Company, as applicable, and its subsidiaries and presents fairly in all material respects the information shown thereby. The pro forma financial statements and the related notes thereto included in the Time of Sale Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Time of Sale Prospectus. The pro forma financial statements and the related notes thereto included in the Time of Sale Prospectus present fairly in all material respects the information shown therein and comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(f)    Since the date of the most recent audited financial statements included in the Time of Sale Prospectus, (i) there has not been any material change in the equity or long-term debt of the Company Entities, considered as one entity, or any dividend or distribution of any kind declared, set aside for payment, paid or made by any of the Company Entities on any class of equity interests, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company Entities taken as a whole; (ii) none of the Company Entities has entered into any transaction or agreement that is material to the Company Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company Entities taken as a whole, other than in the ordinary course of business; (iii) none of the Company Entities has sustained any material loss or interference with its business or operation from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; and (iv) none of the Company Entities has issued or granted any securities; except, in the case of clauses (ii) and (iii) above, would not, in the aggregate, be expected to have a Material Adverse Effect (as defined below).

(g)    After giving effect to the Reorganization, the Company will not have any direct or indirect subsidiaries other than as listed on Schedule V hereto (each, a “Subsidiary,” collectively, the “Subsidiaries” and, together with the Company, the “Company Entities”). Each of the Company Entities has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged and enter into and perform its obligations under the Organizational Documents (as defined below) of the Company Entities and each of the Transaction Agreements (together with the Organizational Documents, the “Operative Agreements”), except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, (A) have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company Entities taken as a whole; (B) materially impair the ability of any of the Company Entities to consummate the Transactions or to perform their respective obligations under the Operative Agreements (each of clause (A) and (B), a “Material Adverse Effect”); or (C) subject the stockholders of the Company to any material liability or disability. Each of the Company Entities has all power and authority necessary to enter into to own or hold its properties and to conduct the business in which it is engaged as described in the Time of Sale Prospectus and perform its obligations under each of the Operative Agreements.

(h)    After giving effect to the Transactions, the Company will own [●]% of the limited liability company interests in Vine Holdings represented by [●] Vine Units; such Vine Units will have been duly authorized and validly issued in accordance with the [Amended and Restated Limited Liability Company Agreement of Vine Holdings] (the “Vine Holdings LLC Agreement”) and will be fully paid (to the extent required under the Vine Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such limited liability company interests will be owned free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim (each, a “Lien”) (except for (i) restrictions on transferability contained in the Vine Holdings LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (ii) such Liens as are not, individually or in the aggregate, material to such ownership and (iii) Liens created or arising under the Delaware LLC Act).

(i)    After giving effect to the Transactions, the entities that comprise Vine Energy Investment Vehicles will collectively own [●]% of the limited liability company interests in Vine Holdings represented by [●] Vine Units (with Vine Investment owning [●] Vine Units, Brix Investment owning [●] Vine Units and Harvest Investment owning [●] Vine Units); such Vine Units will have been duly authorized and validly issued in accordance with the Vine Holdings LLC Agreement and will be fully paid (to the extent required under the Vine Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests will be owned free and clear of any Lien (except for (i) restrictions on transferability contained in the Vine Holdings LLC Agreement or as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (ii) such Liens as are not, individually or in the aggregate, material to such ownership and (iii) Liens created or arising under the Delaware LLC Act).

(j)    After giving effect to the Transactions, each Company Entity that serves as the general partner, managing member or similar role of another Company Entity will have, full power and authority to serve in such role of such Company Entity.

(k)    After giving effect to the Transactions, all of the outstanding shares of capital stock or other equity interests of each Subsidiary, other than Vine Holdings, (a) will be duly authorized and validly issued (in accordance with the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents, as applicable, (in each case as in effect on the date hereof and as the same may be amended or restated prior to the Closing Date and the applicable Option Closing Date, as the case may be) (the “Organizational Documents”) of such Subsidiary), will be fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Subsidiary) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable and (ii) with respect to the general partner interest of any Subsidiary) and (b) will be owned, directly or indirectly, by Vine Holdings, free and clear of all Liens, except for such Liens as are not, individually or in the aggregate, material to such ownership or as described in the Time of Sale Prospectus and the Prospectus and except for any Liens under (A) Vine LP’s revolving credit facility, dated as of November 25, 2014, by and among Vine LP, HSBC Bank USA, National Association, as administrative agent, collateral agent, swingline lender and as issuing bank and the banks, financial institutions and other lending institutions from time to time party thereto, as amended (the “RBL”), (B) the New RBL, (C) Vine LP’s $150 million second lien term loan facility, dated as of December 30, 2020, by and among Vine LP, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the several lenders party thereto, issued at 97.25% of face value on December 30, 2020 (the “Second Lien Term Loan”), (D) that certain credit agreement entered into in December 2019 with Blackstone Holdings Finance Co LLC, as administrative agent and collateral agent and certain other banks, financial institutions and other lending institutions from time to time party thereto (the “Third Lien Credit Agreement”) and (E) that certain senior secured credit agreement, dated as of March 20, 2018, by and among Brix Operating LLC, Macquarie Investments US Inc., as administrative agent, and the several lenders party thereto, as amended (the “Brix Credit Facility”).

(l)    After giving effect to the Transactions (and assuming no purchase by the Underwriters of the Additional Shares), the issued and outstanding shares of capital stock of the Company will consist of (i) [●] shares of Class A Common

Stock and (ii) [●] shares of Class B Common Stock. All of the issued and outstanding shares of Class A Common Stock and Class B Common Stock have, or after giving effect to the Transactions will have, been duly authorized in accordance with the Company’s Organizational Documents and validly issued, fully paid and non-assessable, conform to the description thereof contained in the Registration Statement and Time of Sale Preliminary Prospectus in all material respects and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.

(m)    After giving effect to the Transactions, (i) the entities that comprise Vine Energy Investment Vehicles will collectively own 100% of the issued and outstanding shares of Class B Common Stock (with Vine Investment owning [●]%, Brix Investment owning [●]% and Harvest Investment owning [●]% of the total shares of Class B Common Stock) and will collectively own [●]% of the issued and outstanding Vine Units (with Vine Investment owning [●]%, Brix Investment owning [●]% and Harvest Investment owning [●]% of the total Vine Units) and (ii), the entities that comprise Vine Energy Investment II Vehicles will collectively own [●]% of the issued and outstanding shares of Class A Common Stock (with Vine Investment II owning [●]%, Brix Investment II owning [●]% and Harvest Investment II owning [●]% of the total shares of Class A Common Stock).

(n)    Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any equity securities of any of the Company Entities pursuant to any of their Organizational Documents or any agreement or instrument listed as an exhibit to the Registration Statement to which any of the Company Entities is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Shares or other securities of the Company.

(o)    Except as disclosed in the Time of Sale Prospectus and the Prospectus and as set forth in the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Restricted Period referred to in Section 2 hereof.

(p)    Each of the Company Parties has full corporate or limited liability company right, power and authority, as applicable, to execute and deliver this Agreement and to perform their obligations hereunder. Each of the Company Entities has or had, as applicable, full corporate, partnership or limited liability company right, power and authority to execute and deliver each of the Operative Agreements to which such Company Entity is a party and to perform its obligations thereunder. The Company has all requisite corporate right, power and authority to issue, sell and deliver the Shares, in accordance with and upon the terms and conditions set forth in this Agreement, the Company’s Organizational Documents, the Registration Statement and the Time of Sale Prospectus.

(q)    At the Closing Date, the Shares to be issued and sold by the Company will have been duly authorized in accordance with the Company’s Organizational Documents and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, will conform in all material respects to the description of the Shares contained in the Registration Statement and the Time of Sale Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(r)    This Agreement has been duly authorized, executed and delivered by the Company Parties.

(s)    At the Closing Date, each of the Transaction Agreements will have been duly authorized, executed and delivered by the Company Entities party thereto and will be a valid and legally binding agreement of such Company Entities, enforceable against such Company Entities in accordance with its terms.

(t)    Each of the Operative Agreements conforms in all material respects to the description thereof contained in the Time of Sale Prospectus.

(u)    None of the Company Entities is (i) in violation of its Organizational Documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Company Entities is a party or by which any of the Company Entities is bound or to which any of the property or assets of any of the Company Entities is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority; except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(v)    The execution, delivery and performance by the Company Entities of this Agreement and each of the other Operative Agreements to which they are a party, as applicable, the issuance and sale of the Shares, the consummation of the

Transactions or any other transactions contemplated by this Agreement and the other Operative Agreements and the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Time of Sale Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of any of the Company Entities pursuant to any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which any of the Company Entities is a party or by which any of the Company Entities is bound or to which any of the property, right or assets of any of the Company Entities is subject; (ii) result in any violation of the provisions of the Organizational Documents of any of the Company Entities; or (iii) result in any violation of any law or statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(w)    No consent, approval, authorization or order of, or filing, registration or qualification (each, a “consent”) of or with any court or arbitrator or governmental or regulatory authority is required for (i) the execution, delivery and performance by any of the Company Entities of any of the Operative Agreements; (ii) the issuance and sale of the Shares as described in the Time of Sale Prospectus; (iii) the consummation of the Transactions or any other transactions contemplated by this Agreement and the other Transaction Agreements; or (iv) the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Time of Sale Prospectus, except (A) such as have been, or prior to the Closing Date will be, obtained or made, (B) for the registration of the Shares under the Securities Act and consents as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable state securities laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Shares by the Underwriters, (C) for filings that will be made on or prior to the Closing Date with the Delaware Secretary of State in connection with the Reorganization and (D) for such consents that, if not obtained, have not or would not, individually or in the aggregate, have a Material Adverse Effect.

(x)    There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which any of the Company Entities is or may be a party or to which any other property, right or asset of the Company Entities is or may be the subject that, individually or in the aggregate, if determined adversely to the Company Entities, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Company Parties, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or by others.

(y)    Deloitte & Touche LLP (“Deloitte”), which has audited certain financial statements of the Company and its consolidated subsidiaries, Vine LP and its consolidated subsidiaries, and Brix and Harvest and their consolidated subsidiaries; is an independent public accounting firm with respect to each of such entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(z)    W.D. Von Gonten & Co. (“Von Gonten”), who has delivered the letter referred to in Section 6(g) hereof, was, as of the date of such report, and is, as of the date hereof, an independent reserve engineer with respect to each of Vine LP, Brix and Harvest.

(aa)    To the knowledge of the Company Parties, the oil and natural gas reserve estimates of Vine LP, Brix and Harvest, as of December 31, 2020 and 2019, contained in the Time of Sale Prospectus are derived from reports that have been audited by Von Gonten; and such estimates fairly reflect, in all material respects, the oil and natural gas reserves of each of such entities as of December 31, 2020 and 2019 and are in accordance, in all material respects, with Commission rules and guidelines that are currently in effect for oil and gas producing companies applied on a consistent basis.

(bb)    Each of the Company Entities has (i) defensible title to all of their oil and gas properties (including oil and gas wells, producing leasehold interests and appurtenant personal property), title investigations having been carried out by the Company Entities consistent with reasonable practice in the oil and gas industry in the areas in which the Company Entities operate, and (ii) good and marketable title to, or valid rights to lease or otherwise use, all items of real property (other than oil and gas properties) and personal property that are material to the respective businesses of the Company Entities, in each case free and clear of all Liens except those (x) that do not materially interfere with the use made and proposed to be made of such property by the Company Entities or (y) that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(cc)    Each of the Company Entities, directly or indirectly, has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the Time of Sale Prospectus, subject to the limitations described in the Registration Statement and the Time of Sale Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Company Entities has, or at the Closing Date or the applicable Option Closing Date, as the case may be, will have, fulfilled and performed, in all material respects, its obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that, individually or in the aggregate, would not have a Material Adverse Effect; and none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(dd)    Each of the Company Entities owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ee)    No relationship, direct or indirect, exists between or among any of the Company Entities, on the one hand, and the directors, officers, stockholders, holders of equity interests or other affiliates of any of the Company Entities, on the other hand, that is required by the Securities Act to be described in the Time of Sale Prospectus, which is not so described.

(ff)    None of the Company Entities is and, as of the Closing Date and the applicable Option Closing Date, as the case may be, after giving effect to the offer and sale of the Shares and the application of the proceeds therefrom as described under “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus, none of them will be, (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”) or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(gg)    Each of the Company Entities has paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, and except as otherwise disclosed in the Time of Sale Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company Entities or any of their respective properties or assets.

(hh)    Each of the Company Entities possesses all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities (“Permits”) that are necessary for the ownership or lease of its properties or the conduct of its business as described in the Time of Sale Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Time of Sale Prospectus, none of the Company Entities has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(ii)    No labor disturbance by, or dispute with, the employees of any of the Company Entities exists or, to the knowledge of the Company Parties, is contemplated or threatened, and the Company Parties are not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company Entities, except as could not reasonably be expected to have a Material Adverse Effect.

(jj)    (i) Each of the Company Entities (x) is in compliance with all applicable federal, state, local and foreign laws, rules (including, without limitation, rules of common law), regulations, ordinances, codes, requirements having the force or effect of law, legally-binding decisions and orders relating to pollution or the protection of human health or safety (to the extent such human health or safety protection is related to exposure to hazardous or toxic substances or wastes, other wastes, pollutants or contaminants), the environment, natural resources, or any hazardous or toxic substances or wastes, other wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) has received and is in compliance with the terms and conditions of all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to own or conduct its respective business as currently conducted and (z) except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, has not received any notice of any actual or potential liability against it or its respective operations under or relating to any Environmental Laws, including, without limitation, for the investigation or remediation of any pollution, contamination or the emission, discharge, disposal or release of, or exposure to, hazardous or toxic substances or wastes, other wastes, pollutants or contaminants, and the Company Parties have no knowledge of any event or condition that would reasonably be expected to result in the receipt of any such notice; (ii) except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no reasonably anticipated material costs or liabilities associated with Environmental Laws of or to achieve the environmental standards described in the Registration Statement or relating to the Company Entities, except in the case of each of (i) and (ii) above, for any such failure to comply or perform, or such failure to receive required permits, licenses, certificates or other authorizations or approvals, or costs or liability, as would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect; and (iii) except as set forth in the Registration Statement, the Time of Sale Prospectus or the Prospectus, there are no formal proceedings that are pending or, to the knowledge of the Company Parties, threatened against any of the Company Entities under any Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed.

(kk)    The Company Entities have not identified costs and liabilities arising under Environmental Laws with respect to their businesses, operations and properties of the Company Entities as presently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ll)    Except, in each case, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA, to the knowledge of the Company Parties: (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no Plan is or is reasonably expected to be “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (C) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any member of its Controlled Group from the Pension Benefit Guaranty Corporation or the plan administrator of any notice relating to the intention to terminate any Plan or the appointment of a trustee to administer any Plan, (D) no conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a Lien shall have been met with respect to any Plan and (E) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA) (a “Multiemployer Plan”); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA) or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (vi) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(mm)    The Company Entities maintain a system of disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company Entities in reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including the Company’s principal executive officer(s) and principal financial officer(s), as appropriate to allow timely decisions regarding required disclosure to be made. The Company’s disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Company Entities will carry out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(nn)    The Company Entities maintain a system of “internal control over financial reporting” (as such term is defined in Rule 13(a)-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive officer(s) and principal financial officer(s), to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of the Company’s consolidated financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte, there were no material weaknesses or significant deficiencies in the internal controls of the Company Entities.

(oo)    Except as would not reasonably be expected to have a Material Adverse Effect, each of the Company Entities has insurance from insurers of recognized financial responsibility covering their respective properties, operations, personnel and businesses, which insurance is in reasonable amounts and insures against such losses and risks and in such amounts as are reasonably adequate to protect the Company Entities and their respective businesses; none of the Company Entities has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(pp)    (i) None of the Company Entities, or to any Company Party’s knowledge, any director, officer, employee, agent or representative of the Company Entities, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; (ii) the Company Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (iii) the Company Entities will not use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(qq)    The operations of the Company Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company Entities, threatened.

(rr)    (i) None of the Company Entities, or to the Company Party’s knowledge, any director, officer, employee, agent, affiliate or representative of the Company Entities, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), or

(B)    located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).

(ii)    The Company Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A)    to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B)    in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)    For the past 5 years, the Company Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ss)    No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except as contained in (A) the RBL, (B) the New RBL, (C) the Second Lien Term Loan, (D) the Third Lien Credit Agreement, (E) the Brix Credit Facility, (F) that certain indenture dated as of October 18, 2017, by and among Vine LP, Vine Oil & Gas Finance Corp., the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee and (G) that certain indenture dated as of October 3, 2018, by and among Vine LP, Vine Oil & Gas Finance Corp., the subsidiary guarantors named therein and Wilmington Trust, National Association, as trustee.

(tt)    None of the Company Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the Transactions.

(uu)    The Company has not, directly or through any agent, issued, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the offering and sale of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(vv)    The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(ww)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Time of Sale Prospectus and the consolidated financial statements included in the

Time of Sale Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(xx)    There has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to the Company.

(yy)    Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte, (i) the Company Parties have not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any of the Company Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any of the Company Entities; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(zz)    The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates” set forth in the Time of Sale Prospectus accurately and fully describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof for the Critical Accounting Policies.

(aaa)    There are no contracts or other documents required to be described in the Registration Statement or the Time of Sale Prospectus or filed as exhibits to the Registration Statement that are not described and, if applicable, filed as required. The statements made in the Time of Sale Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. To each Company Party’s knowledge, no other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(bbb)    The statements made in the Time of Sale Prospectus under the captions “Business—Regulation of the Natural Gas Industry”; “Business—Regulation of Environmental, Health and Safety Matters”; “Certain Relationships and Related Party Transactions”; “Description of Capital Stock”; and “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(ccc)    The Shares have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange (the “NYSE”).

(ddd)    From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) and as of the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(eee)    The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives, with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(fff)    As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(ggg)    To the extent required, the Company has filed publicly on EDGAR at least 15 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Shares. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Shares will not be required to be filed pursuant to the Securities Act and the rules and regulations of the Commission thereunder.

(hhh)    The Company Entities have never had and do not have operations outside of the United States and have not and do not conduct any business outside of the United States.

(iii)    (i) The Company Entities (x) have not been notified of, and have no knowledge of any material security breach or other compromise of or relating to any of the Company Entities’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company Entities are presently in compliance with applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of clauses (i) and (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company Entities have implemented backup and disaster recovery technology consistent in all material respects with industry standards and practices.

Any certificate signed by any officer of the Company Entities and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by such Company Entity, as to matters covered thereby, to each Underwriter.

2.    Agreement to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $[●] a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [●] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

For the period specified below (the “Restricted Period”), the Company will not, directly or indirectly, take any of the following actions with respect to any shares of its stock or any securities convertible into or exchangeable or exercisable for any of shares of its stock (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase, lend or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except (1) the sale of Securities to the Underwriters as contemplated by this Agreement, (2) the issuance of Securities in connection with the Reorganization, (3) issuances of Lock-Up Securities pursuant to the conversion, exchange or redemption of convertible, exchangeable or redeemable securities or the exercise of warrants or options, in each case outstanding on the Closing Date, (4) grants of employee share options or other compensatory awards pursuant to the terms of a plan in effect on the Closing Date with respect to the Firm Shares or otherwise described in the Time of Sale Prospectus and the Prospectus or issuances of Lock-Up Securities pursuant to the exercise or vesting of such options or other compensatory awards or (5) the filing of a registration statement on Form S-8 relating to issuances of Lock-Up Securities pursuant to the terms of a plan described in the Time of Sale Prospectus and the Prospectus. The Restricted Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(i) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

3.    Terms of Public Offering. The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $[●] a share (the “Public Offering Price”) and to certain dealers selected by the Underwriters at a price that represents a concession not in excess of $[●] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[●] a share, to any Underwriter or to certain other dealers.

4.    Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions to be set forth in the Time of Sale Prospectus.

5.    Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [●], 2021, or at such other time on the same or such other date, not later than [●], 2021, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [●], 2021, as shall be designated in writing by the Representatives.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date and the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters and (ii) any withholding required by law.

6.    Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [●] [a.m./p.m.] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)    Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of any of the Company Entities by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii)    there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)    The Representatives shall have received on the Closing Date a certificate, dated the Closing Date, addressed to the Underwriters and signed by an executive officer of the Company, to the effect set forth in Section 6(a) above and to the effect that the representations and warranties of the Company Parties contained in this Agreement are true and correct as of the Closing Date and that the Company Parties have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)    The Representatives shall have received on the Closing Date an opinion of Kirkland & Ellis LLP, outside counsel for the Company, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C.

(d)    The Representatives shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

With respect to Sections 6(c) and 6(d) above, Kirkland & Ellis LLP and Vinson & Elkins L.L.P. may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the

Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinion of Kirkland & Ellis LLP described in Section 6(c) above shall be rendered to the Underwriters at the request of the Company Parties and shall so state therein.

(e)    The Representatives shall have received from Deloitte a “comfort letter” (the “initial comfort letter”) dated as of the date hereof and addressed to the Underwriters, in form and substance satisfactory to the Representatives, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Time of Sale Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(f)    The Representatives shall have received from Deloitte a “bring-down comfort letter” (the “bring-down comfort letter”) dated as of the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, in form and substance satisfactory to the Representatives, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(g)    The Representatives shall have received from Von Gonten a letter (the “Initial Expert Letter”), dated as of the date hereof, in form and substance satisfactory to the Representatives, stating the conclusions and findings of such firm with respect to reserve and other operational information and other matters as is customary to underwriters in connection with registered public offerings.

(h)    The Representatives shall have received from Von Gonten a subsequent letter, dated as of the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Representatives, which such letter shall cover the period from the Initial Expert Letter to the Closing Date or the Option Closing Date, as the case may be, stating the conclusions and findings of such firm with respect to reserve and other operational information and other matters as is customary to underwriters in connection with registered public offerings.

(i)    The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and those certain stockholders, officers and directors of the Company named in Schedule IV hereto relating to sales and certain other dispositions of shares of stock of the Company or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.

(j)    The Operative Agreements shall have been executed and delivered by the Company Entities party thereto and shall be in full force and effect on such date.

(k)    The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i)    a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii)    an opinion of Kirkland & Ellis LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(c) hereof;

(iii)    an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv)    a letter dated the Option Closing Date, in form and substance satisfactory to the Representatives, from Deloitte, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(f) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date;

(v)    a letter dated the Option Closing Date, in form and substance satisfactory to the Representatives, from Von Gonten, independent reserves engineers, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(h) hereof; and

(vi)    such other documents as the Representatives may reasonably request with respect to the good standing of the Company Entities, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7.    Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)    To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the later of the Closing Date or any Option Closing Date, as the case may be, except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any free writing prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any free writing prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any free writing prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(b)    To furnish to the Representatives, without charge, a number of signed copies of the Registration Statement (including exhibits thereto) as may be reasonably requested and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives, in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(f) or 7(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(c)    Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d)    To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(e)    Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)    If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)    If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities

Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)    The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(i)    To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(j)    To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(k)    The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period referred to in Section 2.

(l)    The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the Time of Sale Prospectus.

(m)    If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(n)    The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Shares.

(o)    The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and the applicable Option Closing Date, as the case may be, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Shares.

(p)    The Company Parties will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed

Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company Parties undertake to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

8.    Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable, documented cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(h) hereof, including filing fees and the reasonable, documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (provided that the amount payable by the Company pursuant to subsection (iv) for the fees and disbursements of counsel to the Underwriters shall not exceed $30,000 and provided further that the Underwriters shall provide reasonable supporting documentation to the Company for all amounts payable by the Company pursuant to subsection (iv)), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the shares of Class A Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior written approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50.0% of the cost of any aircraft chartered in connection with the road show (and the Underwriters will pay the remaining 50.0% of the cost of such aircraft), (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 8. It is understood, however, that except as provided in this Section 8, Section 10, Section 11 and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

9.    Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10.    Indemnity and Contribution. (a) The Company Parties agree, jointly and severally, to indemnify and hold harmless each Underwriter, its officers, directors, employees, agents, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)    Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the

Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a) or 10(b) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)    To the extent the indemnification provided for in Sections 10(a) or 10(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)    The Company Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)    The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, the Company Parties or any of their respective representatives, officers, directors, employees, agents or any person controlling any of the foregoing and (iii) acceptance of and payment for any of the Shares.

11.    Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company Parties, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE MKT, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.    Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company Parties to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company Parties will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.    Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company Parties, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)    The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company Parties or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and (iv) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby, and the Company Entities have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

14.    Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

15.    Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

16.    Waiver of Jury Trial. Each of the Company Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.    Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.    Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to care of Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number: +1 (646) 291-1469; Credit Suisse Securities (USA) LLC, 11 Madison Avenue, New York, New York 10010, Attention: IB-Legal, fax: (212) 325-4296; Morgan Stanley & Co. LLC at 1585 Broadway, New York, New York

10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company Parties shall be delivered, mailed or sent to 5800 Granite Parkway, Suite 550, Plano, Texas 75024, Attention: Wayne B. Stoltenberg.

19.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company Parties or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company Parties or any of the officers, directors, affiliates or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 8 and 10 hereof shall survive the termination or cancellation of this Agreement.

20.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder.

21.    Jurisdiction. Each of the Company Parties agrees that any suit, action or proceeding against any Company Party brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection that it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company Parties hereby appoints Eric D. Marsh as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company Parties hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Company Parties agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the relevant Company Party. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the State of Delaware.

22.    Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 22, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

Very truly yours,

Vine Energy Inc.

By:
Name:
Title:

Vine Energy Holdings LLC

By:	Vine Energy Inc., its Managing Member

By:
Name:
Title:

[Signature Page – Underwriting Agreement]

Accepted as of the date hereof

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the other

several Underwriters named in Schedule I hereto

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Credit Suisse Securities (USA) LLC

By:
Name:
Title:

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

[Signature Page – Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Citigroup Global Markets Inc.	[●]
Credit Suisse Securities (USA) LLC	[●]
Morgan Stanley & Co. LLC	[●]
[●]	[●]

Total:	[●]

I-1

SCHEDULE II

Time of Sale Prospectus

1.	Preliminary Prospectus issued [●], 2021.

2.	[Identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act.]

3.	[Free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet.]

4.

[Orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus.]

II-1

SCHEDULE III

Written Testing-the-Waters Communications

1.	Testing the Waters Presentation, dated January 2021 [and February 2021].

III-1

SCHEDULE IV

List of Parties to Execute Lock-up Letters

Directors

Eric D. Marsh

Angelo G. Acconcia

Murat T. Konuk

Charles M. Sledge

[●]

Officers

Eric D. Marsh

David M. Elkin

Wayne B. Stoltenberg

Jonathan C. Curth

Brian D. Dutton

[●]

Significant Stockholders

Vine Investment LLC

Brix Investment LLC

Harvest Investment LLC

Vine Investment II LLC

Brix Investment II LLC

Harvest Investment II LLC

IV-1

SCHEDULE V

Subsidiaries

Vine Energy Holdings LLC, a Delaware limited liability company

Vine Oil & Gas LP, a Delaware limited partnership

Brix Oil & Gas Holdings LP, a Delaware limited partnership

Harvest Royalties Holding LP, a Delaware limited partnership

Vine Oil & Gas GP LLC, a Delaware limited liability company

Brix Oil & Gas GP LLC, a Delaware limited liability company

Harvest Royalties Holding GP LLC, a Delaware limited liability company

Vine Management Services LLC, a Delaware limited liability company

V-1

EXHIBIT A

FORM OF LOCK-UP LETTER

                , 2021

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

c/o Citigroup Global Markets Inc.

      388 Greenwich Street

      New York, New York 10013

c/o Credit Suisse Securities (USA) LLC

      11 Madison Avenue

      New York, New York 10010

c/o Morgan Stanley & Co. LLC

      1585 Broadway

      New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC (the “Representatives”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with, inter alios, Vine Energy Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of [●] shares (the “Shares”) of the Company’s Class A Common Stock (the “Class A Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Class A Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for shares of Class A Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Class A Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Class A Common Stock or such other securities, in cash or otherwise, or (3) publicly disclose the intention to do any of the foregoing. The foregoing sentence shall not apply to (a) transactions relating to shares of Class A Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of shares of Class A Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Class A Common Stock or any security convertible into shares of Class A Common Stock as a bona fide gift, (c) exchanges of shares of Class B Common Stock of the Company for Class A Common Stock pursuant to the Exchange Agreement (as defined in the Underwriting Agreement) or (d) distributions of shares of Class A Common Stock or any security convertible into shares of Class A Common Stock to members, limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) through (d), (i) if applicable, each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under the Exchange Act, reporting a reduction in beneficial ownership of shares of Class A Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”) for the transfer of shares of Class A Common Stock; provided that (i) such plan does not provide for the transfer of shares of Class A Common Stock or securities convertible into, or exchangeable or exercisable for shares of Class A Common Stock during the Restricted Period and (ii) that no party is required to publicly announce, file, or report the establishment of such Rule 10b5-1 Plan in any public report, announcement, or filing with the U.S. Securities and Exchange Commission under the Exchange Act during the Restricted Period and does not otherwise voluntarily effect any such public report, announcement, or filing regarding such Rule 10b5-1 Plan. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Class A Common Stock or any security convertible into or exercisable or exchangeable for shares of Class A Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Class A Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Class A Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or to an “immediate family member” (as defined in FINRA Rule 5130(i)(5)) and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned understands that the Company and the Underwriters are relying upon this letter in proceeding toward consummation of the Public Offering. The undersigned further understands that this letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This letter shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows.]

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                    , 2021

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Vine Energy Inc. (the “Company”) of [●] shares of Class A Common Stock (the “Class A Common Stock”), and the lock-up letter dated             , 2021 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 2021, with respect to              shares of Class A Common Stock (the “Shares”).

Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective             , 2021; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

Acting severally on behalf of themselves and the other several Underwriters named in Schedule I thereto

Citigroup Global Markets Inc.

By:
Name:
Title:

Credit Suisse Securities (USA) LLC

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

cc: Vine Energy Inc.

FORM OF PRESS RELEASE

Vine Energy Inc.

[Date]

Vine Energy Inc. (the “Company”) announced today that Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC the lead book-running managers in the Company’s recent public sale of [●] shares of Class A Common Stock (the “Class A Common Stock”) are [waiving][releasing] a lock-up restriction with respect to [●] shares of Class A Common Stock held by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on [●], 2021, and the shares Class A Common Stock may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT C

FORM OF OPINION OF COMPANY’S COUNSEL

(i)    The Company is validly existing and in good standing under the laws of Delaware, with the corporate power and authority to own or lease its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in the States of Louisiana and Texas.

(ii)    Each direct and indirect subsidiary of the Company (each, a “Subsidiary” and collectively, the “Subsidiaries”) is validly existing and in good standing under the laws of the jurisdiction of its formation, with limited partnership or limited liability company power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus; and each of the Subsidiaries is duly qualified to do business as a foreign limited partnership or limited liability company in good standing in the jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

(iii)    The Company owns [●] Vine Units representing membership interests in Vine Holdings. All of the issued and outstanding equity interests of Vine Holdings have been duly and validly authorized and issued, are fully paid and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act, as applicable) and such interests owned by the Company are owned free and clear of all liens, encumbrances, equities or claims. Vine Holdings owns 100% of the issued and outstanding limited partner and membership interests, as applicable, in Vine LP, Vine GP, Brix, Brix GP, Harvest and Harvest GP. Vine GP, Brix GP and Harvest GP own 100% of the general partner interest in Vine LP, Brix and Harvest, respectively. All of the issued equity interests of each Subsidiary (for purposes of this sentence, excluding Vine Holdings) have been duly and validly authorized and issued, are fully paid and non-assessable (except in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act or Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act, as applicable) and are owned, free and clear of all liens, encumbrances, equities or claims.

(iv)    All of the issued shares of capital stock or other equity interests of each direct and indirect subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(v)    The Shares to be issued and sold by the Company to the Underwriters under the Underwriting Agreement, have been duly authorized in accordance with the Company’s certificate of incorporation and bylaws (together, the “Governing Documents”) and, when issued and delivered by the Company to the Underwriters upon payment therefor in accordance with the Underwriting Agreement, will be validly issued in accordance with the Governing Documents, free of preemptive rights under federal law, the Delaware General Corporation Law (the “DGCL”) and the Governing Documents, fully paid and non-assessable.

(vi)    Except as set forth in the Time of Sale Prospectus and the Prospectus and as set forth in the Form of Registration Rights Agreement, filed with the Commission on [●], 2021, as Exhibit [4.3] to the Registration Statement, there are no persons with registration rights or other similar rights described in or created pursuant to any agreement filed as an exhibit to the Registration Statement to have any securities registered pursuant to the Registration Statement or registered by the Company under the Securities Act or otherwise; and, except as set forth in the Time of Sale Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company described in or created pursuant to any agreement filed as an exhibit to the Registration Statement are outstanding.

(vii)     The Reorganization has been duly authorized by the Company Entities.

(viii)    Each of the Operative Agreements (other than the Underwriting Agreement) has been duly authorized, validly executed and delivered by the Company, the Company Entities party thereto and Vine Investment, Vine Investment II, Brix Investment, Brix Investment II, Harvest Investment and Harvest Investment II, as applicable. Each of the Operative Agreements (other than the Underwriting Agreement) constitutes a valid and legally binding agreement of the Company, such Company Entities and Vine Investment, Vine Investment II, Brix Investment, Brix Investment II, Harvest Investment and Harvest Investment II, as applicable, enforceable against each of them in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(ix) The Underwriting Agreement has been duly authorized, executed and delivered by the Company Parties.

(x)    Neither (A) the issuance and sale of the Shares, (B) the execution, delivery and performance of the Transaction Agreements by the Company Entities as applicable or (C) the application of the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus will (1) result in a breach or result in a default (or an event that, with notice or lapse of time or both, would constitute such an event) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject and which are filed as an exhibit to the Registration

Statement; (2) violate the provisions of the limited liability company agreement, charter or bylaws (or similar organizational documents) of the Company any of its Subsidiaries or (3) violate any federal (based on the limitations set forth in such opinion) rule or regulation identified to us by the Company or its Subsidiaries (we note that none were identified), or the DGCL, except, with respect to clauses (1) and (3), as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; it being understood that the counsel expresses no opinion in clause (3) of this paragraph (x) with respect to any federal or state securities, Blue Sky or anti-fraud laws, rules or regulations.

(xi)    The Registration Statement has been declared effective under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such rule.

(xii)    Except as described in the Time of Sale Prospectus and the Prospectus, no consent, approval, authorization or order of, registration or qualification with any U.S. Federal or Delaware court or governmental agency is required to be obtained or made by (A) the Company for (1) the execution, delivery and performance of the Underwriting Agreement, (2) the compliance by the Company with the terms thereof and (3) the issuance and sale of the Shares by the Company, being delivered on the date hereof pursuant to the Underwriting Agreement, or (B) the Company Entities, as applicable, for the execution, delivery and performance of the Transaction Agreements and the compliance by the Company Entities with the terms thereof except (1) as have been obtained or made, (2) for the registration of the offering and sale of the Shares under the Securities Act, (3) for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable federal or state securities or Blue Sky laws and the approval by FINRA of the underwriting terms and arrangements in connection with the purchase and distribution of the Shares by the Underwriters or (4) for such consents that, if not obtained, have not or would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiii)    The statements set forth in the Time of Sale Prospectus and the Prospectus under the headings “Business—Regulation of the Natural Gas Industry,” “Business—Regulation of Environmental, Health and Safety Matters,” “Certain Relationships and Related Party Transactions,” “Description of Capital Stock,” and “Shares Eligible for Future Sale” and in the Registration Statement in Item 14, to the extent that they constitute descriptions or summaries of the legal matters or the documents referred to therein, are accurate in all material respects, subject to the assumptions and qualifications set for therein.

(xiv)    The statements contained in the Time of Sale Prospectus and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects, subject to the assumptions and qualifications set forth therein.

(xv)    Each of the Registration Statement, at the time it was declared effective, the Time of Sale Prospectus, as of the date hereof, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Securities Act and, along with any further amendments and supplements thereto, at the Closing Date (in each case other than (A) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, (B) the other financial data derived therefrom and (C) oil and natural gas reserve data or reports, in each case included in or omitted from the Registration Statement, the Time of Sale Prospectus and the Prospectus, as to which we express no opinion) appears on their face to comply as to form in all material respects with the requirements of the Securities Act.

We have participated in conferences with representatives of the Company and with representatives of its independent accountants and its independent reserves engineers, the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendment and supplement thereto and related matters were discussed. Although we have not undertaken to determine independently, and do not assume any responsibility for, or express opinion regarding (other than listed in paragraphs (xiii) and (xiv) above), the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, based upon the participation described above (relying as to factual matters upon statements of fact made to us by representatives of the Company), nothing has come to our attention to cause us to believe that:

(a)

the Registration Statement, as of the latest Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)

the Time of Sale Prospectus, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c)

the Prospectus, as of its date or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in each case such counsel need not express any belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditors’ reports thereon, (ii) any other financial or accounting information; or (iii) any oil and natural gas reserve data or reports, or any information or estimates derived therefrom, in each case contained in or omitted from the Registration Statement, or included in or omitted from the Time of Sale Prospectus and the Prospectus.

C-4